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                                                                    EXHIBIT 3.12

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FIBERNET TELECOM GROUP, INC.

          FiberNet Telecom Group, Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

     1. The date of filing of the Corporation's Certificate of Incorporation (the "Certificate") with the Secretary of State of Delaware was May 17, 2000 under the name FiberNet Holdco, Inc.

     2. The Certificate is hereby amended by adding to the end of ARTICLE IV thereof the following:

          "***
          (c) The Corporation hereby declares that each thirty (30) shares of the outstanding shares of the Corporation's Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation's Common Stock on the Nasdaq SmallCap Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation's Common Stock upon the effective time of the Reverse Split."

     3. This Certificate of Amendment has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     4. This Certificate of Amendment shall be effective on May 12, 2003 at 8:30 A.M. EST.

     IN WITNESS WHEREOF, the undersigned officer of FiberNet Telecom Group, Inc. has executed this Certificate of Amendment to the Certificate of Incorporation this 8th day of May 2003.

                                      FIBERNET TELECOM GROUP, INC.


                                      By: /s/ Jon A. Deluca
                                          --------------------------------------
                                          Name:  Jon A. DeLuca
                                          Title: Senior Vice President - Finance
                                                 & Chief Financial Officer